Exhibit 99

June 26, 2023

Outstanding Bank of America USD LIBOR CMS Instruments Expected to be Calculated

Pursuant to Fallback Provisions After June 30, 2023

CHARLOTTE, NC – Bank of America Corporation (“BAC”) (NYSE: BAC) and BofA Finance LLC (“BofA Finance”) have issued and outstanding certain debt securities and certificates of deposit, listed by CUSIP No. in the Annexes to this press release (the “USD LIBOR CMS Instruments”), that use the USD LIBOR ICE Swap Rate benchmarks administered by ICE Benchmark Association Limited (“IBA”) as a reference for determining interest rates and amounts payable with respect to the USD LIBOR CMS Instruments. On November 14, 2022, IBA announced that it will cease publication of all USD LIBOR ICE Swap Rate settings immediately after publication on June 30, 2023 (the “Cessation Date”), following the announcement by the U.K.’s Financial Conduct Authority on March 5, 2021, that USD LIBOR for the three-month tenor would no longer be representative after the Cessation Date. The USD LIBOR ICE Swap Rate is also referred to as a constant maturity swap (or “CMS”) rate and, for purposes of this press release, USD LIBOR ICE Swap Rate benchmarks are generally referred to as the “USD LIBOR CMS Rate.”

In March 2021, the U.S. Alternative Reference Rates Committee (“ARRC”), convened by the Federal Reserve Board and the Federal Reserve Bank of New York, recommended that a specified formula be used to calculate a fallback rate for the USD LIBOR CMS Rate. In general, the ARRC’s recommended formula uses the applicable tenor of the USD SOFR ICE Swap Rate (subsequently launched by IBA on November 8, 2021), adds the tenor spread adjustment for 3-month USD LIBOR of 0.26161% and applies technical adjustments to account for differences in payment frequency and day count conventions between swaps referencing USD LIBOR as compared to SOFR. On June 8, 2022, the ARRC recommended that calculation agents consider the ARRC’s recommended fallback formula in determining a successor rate for the USD LIBOR CMS Rate where a legacy USD LIBOR CMS Rate instrument cannot be proactively converted and its fallback provisions cannot be amended. On April 13, 2023, IBA announced that it expects to publish settings of the USD SOFR Spread-Adjusted ICE Swap Rate (the “SOFR Adjusted CMS Rate”), which IBA states is determined in line with the methodology recommended by ARRC, from June 30, 2023, as a benchmark for use by market participants.

BAC is issuing this press release to announce its expectation that, after the Cessation Date, calculations of the USD LIBOR CMS Rate with respect to each of the USD LIBOR CMS Instruments listed in the Annexes hereto will no longer be made by reference to the USD LIBOR CMS Rate, but instead will be calculated pursuant to the applicable fallback provisions described below. Use of such fallback provisions is expected to result in use of the appropriate tenor of the SOFR Adjusted CMS Rate or, if such tenor of the SOFR Adjusted CMS Rate is not published on an applicable date of determination, the rate for such tenor calculated by the calculation agent in accordance with the ARRC’s recommended formula.

USD LIBOR CMS Instruments

Each USD LIBOR CMS Instrument listed in the Annexes to this press release falls into one of the two categories described below.

Fallback to Bank or Swap Dealer Quotations and Calculation Agent Determination

The USD LIBOR CMS Instruments listed in Annex 1 to this press release, which were issued by BAC, contain fallback provisions that provide for (i) a poll or inquiries for midmarket semi-annual swap rate quotations from banks or swap dealers with respect to swaps referencing 3-month USD LIBOR and (ii) if no quotations are available, use of the rate the calculation agent, in its sole discretion, determines to be fair and reasonable under the circumstances.

In accordance with the fallback provisions in the Annex 1 USD LIBOR CMS Instruments, if the calculation agent is able to obtain midmarket semi-annual swap rate quotations following the Cessation Date, then calculations of the USD LIBOR CMS Rate with respect to the Annex 1 USD LIBOR CMS Instruments will be calculated by reference to such quotations.

However, as noted above, after the Cessation date, it is expected that publication of the USD LIBOR CMS Rate settings will cease and that three-month USD LIBOR will no longer be representative. Given this context, and in line with current expectations, if the calculation agent is unable to obtain such quotations following the Cessation Date, then pursuant to the terms of the fallback provisions for the Annex 1 USD LIBOR CMS Instruments, the calculation agent has informed BAC that it has determined to use the SOFR Adjusted CMS Rate for the tenor corresponding with that of the USD LIBOR CMS Rate or, if the SOFR Adjusted CMS Rate for such tenor is not published on the applicable date of determination, the rate for such tenor calculated by the calculation agent in accordance with the ARRC’s recommended formula.

Fallback to USD CMS Replacement

The USD LIBOR CMS Instruments listed in Annex 2 to this press release, which were issued by BofA Finance, contain fallback provisions that provide, in relevant part, that if BofA Finance, as issuer, determines that the administrator of the USD LIBOR CMS Rate has announced that it will cease to provide the USD LIBOR CMS Rate, and such cessation has occurred, then the USD LIBOR CMS Rate will be replaced for all purposes relating to such USD LIBOR CMS Instrument by the alternate rate of interest (the “USD CMS Replacement”) that has been selected by BofA Finance as the replacement for the USD LIBOR CMS Rate giving due consideration to any industry-accepted rate of interest as a replacement for the USD LIBOR CMS Rate for U.S. dollar-denominated floating-rate notes at such time. For each of these USD LIBOR CMS Instruments, BofA Finance has determined that, following the Cessation Date, the USD CMS Replacement for the USD LIBOR CMS Rate will be the SOFR Adjusted CMS Rate for the tenor applicable to such USD LIBOR CMS Instrument or, if the SOFR Adjusted CMS Rate for such tenor is not published on the applicable date of determination, the rate for such tenor calculated by the calculation agent in accordance with the ARRC’s recommended formula. It is expected that the conditions specified in the fallback provisions of the USD LIBOR CMS Instruments listed in Annex 2 will be satisfied on and after the Cessation Date, such that the USD CMS Replacement for the applicable tenor as set forth in the preceding sentence will replace the USD LIBOR CMS Rate for the corresponding tenor for all purposes relating to such USD LIBOR CMS Instruments on and after the Cessation Date.

This press release applies only to the USD LIBOR CMS Instruments listed in the Annexes to this press release and does not relate to any other securities or other instruments. Additional information relating to the USD LIBOR CMS Instruments and the SOFR Adjusted CMS Rate as the replacement rate for the USD LIBOR CMS Rate will be made pursuant to The Depository Trust Company’s LIBOR Replacement Index Communication Tool.

Forward-Looking Statements

Certain statements contained in this press release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements made in this press release include, without limitation, statements concerning expectations with respect to the results of polling for midmarket semi-annual swap rate quotations with respect to the USD LIBOR CMS Instruments listed in Annex 1 and the calculation agent’s determination of a fallback rate if quotations are not obtained, and expectations with respect to the satisfaction of the conditions for implementation of the USD CMS Replacement with respect to the USD LIBOR CMS Instruments listed in Annex 2. These statements are not guarantees of future results or performance and involve certain risks, uncertainties and assumptions that are difficult to predict or beyond our control. You should not place undue reliance on any forward-looking statement and should consider the uncertainties with respect to such transition and resulting risks that such transition would not occur, and including those discussed under Item 1A. “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2022, and in any of our subsequent Securities and Exchange Commission filings. Forward-looking statements speak only as of the date they are made, and except as required by the U.S. federal securities laws, we undertake no obligation to update any forward-looking statement to reflect the impact of circumstances or events that arise after the date the forward-looking statement was made.

Bank of America

Bank of America is one of the world’s leading financial institutions, serving individual consumers, small and middle-market businesses and large corporations with a full range of banking, investing, asset management and other financial and risk management products and services. The company provides unmatched convenience in the United States, serving approximately 68 million consumer and small business clients with approximately 3,900 retail financial centers, approximately 15,000 ATMs, and award-winning digital banking with approximately 56 million verified digital users. Bank of America is a global leader in wealth management, corporate and investment banking and trading across a broad range of asset classes, serving corporations, governments, institutions and individuals around the world. Bank of America offers industry-leading support to approximately 3 million small business households through a suite of innovative, easy-to-use online products and services. The company serves clients through operations across the United States, its territories and more than 35 countries. Bank of America Corporation stock (NYSE: BAC) is listed on the New York Stock Exchange.

For more Bank of America news, visit the Bank of America newsroom and register for email news alerts.

www.bankofamerica.com

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Investors May Contact:

Jonathan Blum, Bank of America (Fixed Income)

Phone: 1.212.449.3112

jonathan.blum@bofa.com

Lee McEntire, Bank of America

Phone: 1.980.388.6780

lee.mcentire@bofa.com

Reporters May Contact:

Bill Halldin, Bank of America

Phone: 1.916.724.0093

william.halldin@bofa.com

Christopher P. Feeney, Bank of America

Phone: 1.980.386.6794

christopher.feeney@bofa.com

ANNEX 1

Fallback to Bank or Swap Dealer Quotations and Calculation Agent Determination

Issuer	CUSIP No.
Bank of America Corporation	06051VTX4
Bank of America Corporation	06048WEE6
Bank of America Corporation	06048WEJ5
Bank of America Corporation	06048WET3
Bank of America Corporation	06048WFJ4
Bank of America Corporation	06048WHF0
Bank of America Corporation	06048WHN3
Bank of America Corporation	060505EC4
Bank of America Corporation	06048WNZ9
Bank of America Corporation	06048WPB0
Bank of America Corporation	06048WPC8
Bank of America Corporation	06048WPD6
Bank of America Corporation	06048WPE4
Bank of America Corporation	06048WPF1
Bank of America Corporation	06048WPJ3
Bank of America Corporation	06048WPM6
Bank of America Corporation	06048WPN4
Bank of America Corporation	06048WQS2
Bank of America Corporation	06048WQU7
Bank of America Corporation	06048WRA0
Bank of America Corporation	06048WRU6
Bank of America Corporation	06048WRV4
Bank of America Corporation	06048WUR9
Bank of America Corporation	06048WUT5
Bank of America Corporation	06048WVM9
Bank of America Corporation	06048WWK2
Bank of America Corporation	06048WWL0
Bank of America Corporation	06048WWX4
Bank of America Corporation	06048WWY2
Bank of America Corporation	06048WXR6
Bank of America Corporation	06048WXL9
Bank of America Corporation	06048WXW5
Bank of America Corporation	06048WXX3
Bank of America Corporation	06048WYF1
Bank of America Corporation	06048WYQ7
Bank of America Corporation	06048WYT1

Annex 2

Fallback to USD CMS Replacement

Issuer	CUSIP No.
BofA Finance LLC	09709T5V9
BofA Finance LLC	09709T5W7
BofA Finance LLC	09709T5X5
BofA Finance LLC	09709T5Y3
BofA Finance LLC	09709T6B2
BofA Finance LLC	09709T6A4
BofA Finance LLC	09709T5Z0
BofA Finance LLC	09709T6D8
BofA Finance LLC	09709T6E6
BofA Finance LLC	09709T6F3
BofA Finance LLC	09709T6J5